UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 10, 2008

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

No. 4018, Jintian Road, Anlian Plaza

12 F Suite B02, Futian District

Shenzhen, PRC 518026

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 10, 2008, American Oriental Bioengineering Inc. (the “Company”) issued a press release and hosted a conference call during which the Company’s operating results for the third quarter of 2008 was discussed. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1

American Oriental Bioengineering Reports

Third Quarter 2008 Financial Results

— Revenue Increased 62% to $70.6 Million in 3Q08 —

— 3Q08 Net Income Increased 38% to $16.5 Million —

— 3Q08 Diluted EPS $0.21 versus 3Q07 Diluted EPS $0.16 —

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING INC.

By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chairman and Chief Executive Officer

Dated: November 14, 2008

Exhibit Index

Exhibit No.	Description
99.1

American Oriental Bioengineering Reports

Third Quarter 2008 Financial Results

— Revenue Increased 62% to $70.6 Million in 3Q08 —

— 3Q08 Net Income Increased 38% to $16.5 Million —

— 3Q08 Diluted EPS $0.21 versus 3Q07 Diluted EPS $0.16 —